EXHIBIT 10.13

Specific Terms in this Exhibit have been redacted because confidential treatment for those terms has been requested. The redacted material has been separately filed with the Securities and Exchange Commission, and the terms have been marked at the appropriate place with three asterisks [***].

SECOND AMENDMENT TO GAS GATHERING AND TREATING AGREEMENT

THIS SECOND AMENDMENT TO GAS GATHERING AND TREATING AGREEMENT (this “Second Amendment”) is made by and between SWEPI LP (“Shipper”) and CENTERPOINT ENERGY FIELD SERVICES, INC. (“Gatherer”) effective this 1st day of April, 2010.

Background

Gatherer and Shipper are parties to that certain Gas Gathering and Treating Agreement dated September 1, 2009, as amended by the First Amendment, dated January 1, 2010 (as so amended, the “Agreement”);

Pursuant to the PSA, Gatherer has assumed or will assume the surface lease and operation of the amine treatment plant (the “Sustainable Plant Site Treating Facilities”) located at the Sustainable Plant Site, located in Desoto Parish, Louisiana, as more fully described in the PSA; and

Also pursuant to the PSA, Gatherer has assumed or will assume the surface lease and operation of the amine treatment plant at the General Posey Plant Site (the “General Posey Plant Site Treating Facilities”), and the Kinder Morgan amine treatment plant (the “Kinder Morgan Treating Facilities”), both located in Desoto Parish, Louisiana, as more fully described in the PSA; and

The parties now desire to further amend the Agreement as set forth herein; and

Capitalized terms used herein, if not defined herein, will have the meaning given to such terms in the Agreement.

NOW, THEREFORE, for adequate consideration received and acknowledged, the parties hereto agree as follows:

1. Gatherer and Shipper hereby amend the Agreement to add Section 6.5:

6.5 Line AE-13.

Gatherer shall acquire the necessary rights-of-way and permits, and execute until complete, construction of approximately 8 miles of Gathering lines from a point in Sec. 1-11N- 13W to a point on the Magnolia Gathering System, as well as interconnecting facilities consisting of a meter and meter run capable of accepting delivery of a quantity of Gas equal to the Line AE-13 Preferential Gathering Capacity (collectively, and as shown by the dotted line on Exhibit M, “Line AE-13”). Gatherer shall bear all direct and incidental costs related to Gatherer’s acquisition of rights of way/easements and construction of Line AE-13 and the receipt point connected to Line AE-13 (the “Line AE-13 Receipt Point”). Gatherer shall have no obligation to provide any additional facilities other than those described above and shown on Exhibit M. Shipper is solely responsible for construction of all other facilities necessary to deliver its Gas to Line AE-13. Shipper and Gatherer shall use good faith efforts to coordinate the integration of any other facilities necessary to deliver Shipper’s Gas to Line AE-13; provided, said other facilities do not interfere with or prevent Gatherer from meeting its Section 8.1 Pressure Requirements, unless otherwise agreed.

(b)    Gatherer shall utilize commercially reasonable efforts to complete construction of Line AE-13 by or before April 1, 2010 and will comply with requirements of Section 5.5 as it relates to the construction of Line AE-13; provided however, Line AE-13 and the Line AE-13 Receipt Point:

(i)    Are not subject to the Milestone Completion Dates of Section 5.2, the Remedies of Section 5.3, or the Timely Completion or Liquidated Damages of Sections 11(a) and (b); and

(ii)    Are not subject to the Service Date of Section 5.6 (a) or the application of Section 5.3 Remedies for Gatherer’s failure to meet Service Dates.

(c)    In addition to updates from Gatherer pursuant to Section 5.5, Gatherer will provide reasonable prior notice to Shipper of the estimated completion of Line AE-13 and the Line AE-13 Receipt Point. Notwithstanding the Term (as defined in Section 2 of this Agreement), Shipper’s right to deliver Gas through Line AE-13 will begin on completion of Line AE-13 and the Line AE-13 Receipt Point (the “Line AE-13 Completion Date”) and continue for a period of three {3) years from the first Day of the first Month following the Line AE-13 Completion Date (the “Line AE-13 Primary Term”). After expiration of the Line AE-13 Primary Term, Shipper’s rights to deliver Gas through Line AE-13 shall continue on a month-to-month basis until terminated by either party upon thirty {30) days written notice to the other; provided however, that the termination notice shall not take effect until the last Day of the Month in which the thirtieth day after the written notice of termination occurs (the Line AE-13 Primary Term and the month to month periods thereafter are collectively the “Line AE-13 Term”). Upon termination of the Line AE-13 Term by either party: (i) Shipper’s Line AE-13 Preferential Treating Capacity and other preferential capacity rights on Line AE-13 shall terminate; and (ii) Line AE-13 shall not be included in or considered a part of the Magnolia Gathering System by the Parties.

(d)    During the Line AE-13 Term, and subject to the other terms of this Agreement, Gatherer will accept Shipper’s Gas at the Line AE-13 Receipt Point and gather, compress, dehydrate and Treat Shipper’s Gas and redeliver such Gas at the Redelivery Points (“Line AE-13 Gathering”). Gatherer shall charge and Shipper shall pay a fee of [***] per MMBtu (the “Line AE-13 Gathering Fee”) for the Line AE-13 Gathering (the volumes of Shipper’s Gas charged the Line AE-13 Gathering Fee are not also subject to the Gathering Fee).

(e)    During the Line AE-13 Term, unless otherwise mutually agreed by the Parties, Shipper shall provide Gas in kind to Gatherer as fuel an amount equal to [***], in terms of MMBtus, of the Gas delivered to Gatherer by Shipper for Line AE-13 Gathering each Day at the Line AE-13 Receipt Point, such amount to include all Lost and Unaccounted for Gas on Line AE-13. In addition to the fuel described in the preceding sentence, Shipper shall provide all actual plant fuel in kind attributable to the Gas Shipper delivers to Line AE-13 (calculated in accordance with the calculation of Plant Fuel in Section 3.4 of this Agreement) allocated pro-rata based on the amount of Gas delivered by all shippers at the Line AE-13 Receipt Point during any given month, in terms of MMBtus.

(f)    Shipper covenants and agrees that during the Line AE-13 Primary Term it will deliver to Gatherer for Gathering and Treatment through Line AE-13 a minimum quantity of [***] MMBtu (the “Line AE-13 Volume Commitment”). If the quantity of Gas actually delivered into Line AE-13 by Shipper and Shipper Partner during the initial 1-year period of the Line AE-13 Term fails to average [***], Gatherer shall have the right to request Shipper to renegotiate in good faith the Line AE-13 Gathering Fee. If the parties do not negotiate, or negotiate but fail to agree to a new Line AE-13 Gathering Rate for any reason, this Section 6.5 shall continue in full force and effect according to its terms.

(g)    “Line AE-13 Volumes” means the sum of: (i) the quantity of Gas actually delivered into Line AE-13 by Shipper during the Line AE-13 Term; and (ii) all Gas delivered by any third party through Line AE-13 that is not attributed as third party Gas to Shipper Partner’s Line AE-13 Volume Commitment (on a 1:1 MMBtu basis). Third Party Gas shall be allocated in proportion to Shipper and Shipper Partner Gas delivered to Line AE-13.

(h)    “Line AE-13 Volume Shortfall” means the amount in MMBtu’ s, if any, by which the Line AE-13 Volume Commitment exceeds the sum of: (i) the Line AE-13 Volumes delivered during the Line AE-13 Primary Term; (ii) upon Shipper’s election, any Excess Delivered Volumes (as calculated pursuant to Section 9 of this Agreement) for the then applicable Contract Year, provided however that such volumes shall not also apply towards Shipper’s Total Volume Commitment or Annual Volume Commitment in Section 9 of this Agreement; and (iii) any Gas that Gatherer is not able to receive from Shipper on any Day that Shipper is capable of delivering Gas through Line AE-13, whether or not such failure is caused by Force Majeure, so long as Gatherer’s failure to take such Gas is not because: (X) Shipper’s Gas contains more than 5% CO2 or 35 ppm H2S or otherwise fails to meet all other Gas Specifications, (Y) receiving Shipper’s Gas would interfere with or prevent Gatherer from meeting its Section 8.1 Pressure Requirements; or (Z) Shipper fails to obtain a market for its Gas.

(i)    If a Line AE-13 Volume Shortfall exists, Shipper shall remit a payment to Gatherer calculated by multiplying the Line AE-13 Volume Shortfall by the Line AE-13 Gathering Fee (the “Line AE-13 Volume Shortfall Payment”). Gatherer shall perform the Line AE-13 Volume Shortfall calculation within sixty (60) days after the expiration of the Line AE-13 Primary Term, and the results of that calculation shall be promptly provided in writing to Shipper along with the amount, if any, of the Line AE-13 Volume Shortfall Payment. If there is a Line AE-13 Volume Shortfall, Shipper shall remit the Line AE-13 Volume Shortfall Payment within thirty (30) days of receipt of Gatherer’s written notice.

(j)    Until the Line AE-13 Volumes of Shipper and Shipper Partner delivered during the Line AE-13 Primary Term collectively exceed [***] MMBtus (the “Line AE-13 Threshold”), no Line AE-13 Volumes shall apply towards Shipper’s Total Volume Commitment or Annual Volume Commitment. Once the Shipper and Shipper Partner Line AE-13 Volumes collectively exceed the Line AE-13 Threshold, the excess (the “Line AE-13 Excess”) will apply to Shipper’s Total Volume Commitment or Annual Volume Commitment in proportion to Shipper and Shipper Partner Line AE-13 Volumes, regardless of where the volumes are shipped in the Magnolia Gathering System. In such case, Gatherer shall provide to Shipper an accounting of all volumes that have been shipped through the Magnolia Gathering System and Line AE-13 for the preceding Contract Year. Within thirty (30) days of Shipper’s receipt from Gatherer• of all the applicable information regarding volumes, Shipper shall provide to Gatherer, Shipper’s desired allocation of Line AE-13 Excess towards satisfaction the Annual Volume Commitment or Shipper’s Total Volume Commitment as the case may be.

(k)    In addition to Shipper and Shipper Partner’s Preferential Capacity on the Magnolia Gathering System WOR contained in Section 9 of the Agreement, as may be amended from time to time, Shipper and Shipper Partner shall have a combined estimated 150 MMcf/d (75 MMcf/d for each Shipper and Shipper’s Partner) of gathering capacity on Line AE-13 (the “Line AE-13 Preferential Gathering Capacity”).

(l)    In addition to Shipper and Shipper Partner’s Preferential Capacity rights to the capacity of the Treating Plants as set forth in Section 5.9 of this Agreement, from and after the Line AE-13 Completion Date, the Gas delivered by Shipper and Shipper Partner into the Magnolia Gathering System and Line AE-13 will have preference to all available capacity of the Kinder Morgan Treating Facilities, Sustainable Plant Site Treating Facilities, and the General Posey Site Treating Facilities which have a total combined estimated daily preferential treating capacity of up to 150 MMCf/d (75 MMCf/d for each of Shipper and Shipper’s Partner) (“Preferential Treating Capacity”), regardless of the Receipt Point or Line AE-13 Receipt Point at which such Gas is delivered, subject to the following:

(i)    Shipper acknowledges that the quantity of the Preferential Treating Capacity will be impacted by the CO2 and H2S content in Shipper and Shipper Partner’s Gas. The estimated Preferential Treating Capacity of 150 MMcf/d assumes that Shipper and Shipper Partner’s Gas contains 5% CO2 and 35 ppm H2S. If Shipper and Shipper Partner’s Gas contains more or less than 5% CO2 or 35 ppm H2S, the Preferential Treating Capacity Gas may be reduced or increased. Additionally, Shipper and Shipper Partner’s Line AE-13 Preferential Gathering Capacity on Line AE-13 shall be reduced to the extent that Gatherer determines receiving Shipper or Shipper Partner’s Gas would interfere with or prevent Gatherer from meeting its Section 8.1 Pressure Requirements (unless otherwise agreed). Any reduction made pursuant to this section shall be made proportionately and in a manner as set forth in Section 3.3 of the General Terms and Conditions of this Agreement;

(ii)    25 MMCf/d for Gas with no more than 5% CO2 or 35 ppm H2S) of the Preferential Treating Capacity stated above is contingent upon Shipper and Shipper Partner delivering the corresponding amount of their Gas to the Sustainable Plant Site through gathering lines that originate upstream of the Sustainable Plant Site Treating Facilities as they exist on the date of this Amendment; and

(iii)    Gatherer shall continue to maintain the current rented Kinder Morgan Treating Facilities, Sustainable Plant Site Treating Facilities, and the General Posey Site Treating Facilities (or replacement facilities in Gatherer’s discretion with the same Treating capacity as the rented facilities) through the Line AE-13 Term (defined above in subparagraph 1(c)).

(m) Line AE-13 and the Line AE-13 Receipt Point are not subject to the Dedication, Sections 4.1 through 4.3, the Pressure Requirements in Section 8.1, Reduction in Gathering Fees in Section 8.1(c), or Permanent Release of Shipper’s Gas in Section 8.3. Gatherer will provide to Shipper at the periodic Section 5.5 meetings Gatherer’s updated estimated operating pressures based upon existing Magnolia System Gas volumes and projected Line AE-13 Gas volumes.

(n) The other provisions of Section 6 do not apply to Line AE-13 or the Line AE-13 Receipt Point.

(n) The nomination procedures of Section 6 of the General Terms and Conditions will apply to Line AE-13 Gathering, notwithstanding that such Section refers only to “Gathering”.

2. Clause (y) of Section 3.3 of the Agreement is deleted in its entirety and replaced with the following:

“(y) Gas from the specific Receipt Points or Line AE-13 Receipt Point not meeting the Plant Inlet Specifications, provided that in the event that more than one such Receipt Point or Line AE-13 Receipt Point has Gas that exceeds the Plant Inlet Specifications, the Receipt Point or Line AE-13 Receipt Point containing the greatest amount of CO2 and H2S will be curtailed first.”

3. The first sentence of Section 5.9 of the Agreement is hereby deleted in its entirety and replaced with the following:

“Shipper Partner and Shipper (Shipper Partner and Shipper shall collectively be referred to as “Preferential Capacity Shippers”) shall collectively have the exclusive preferential right over all third parties to the complete and total available capacity as provided herein, including, without limitation, blending capacity, of the Magnolia Gathering System, Line AE-13 Preferential Gathering Capacity, (inclusive of the Treating Plants, which shall included Preferential Treating Capacity, for the avoidance of doubt) in complete preference to and without any shared or proportional decrease in the Preferential Capacity Shippers’ Gas with any other shipper on the Magnolia Gathering System or Line AE-13 (inclusive of the Treating Plants, for the avoidance of doubt) in event of Force Majeure, Plant Maintenance or other partial or full curtailment (the “Preferential Capacity”).”

4. The defined terms “Preferential Capacity Gas” and “Shipper Gas or Shipper’s Gas” in Section 1 of the General Terms and Conditions are deleted in their entirety and replaced with the corresponding terms set forth below:

Preferential Capacity Gas. Gas delivered by a Preferential Capacity Shipper that is: (0 produced from the Committed Area and delivered onto the Magnolia Gathering System; or (ii) delivered into Line AE-13.

Shipper Gas or Shipper’s Gas. Gas that is subject to this Agreement.

5. For purposes of Sections 1.16, 2.1, 2.2, 3.3, 4.1, 4.2, 5.3, 6.2, 7.1, 7.2, 8.2, 8.4, 11.1 and 12.1 of the General Terms and Conditions, the words “Receipt Point,” “Receipt Points” and “Receipt Point(s)” will always be deemed to be followed by the words “and Line AE-13 Receipt Point”.

6. The following defined terms are deemed to be added to the list of defined terms in Section 1 of the General Terms and Conditions: “Line AE-13”; “Line AE-13 Completion Date”; “Line AE-13 Excess”; “Line AE-13 Gathering Fee”; “Line AE-13 Preferential Treating Capacity”; “Line AE-13 Primary Term”; “Line AE-13 Receipt Point”; “Line AE-13 Term”; “Line AE-13 Threshold”; “Line AE-13 Volumes”; “Line AE-13 Volumes”; “Line AE-13 Volume Commitment”; “Line AE-13 Volume Shortfall”; “Line AE-13 Volume Shortfall” and “Line AE-13 Volume Shortfall Payment”.

Except as expressly amended hereby, the Agreement remains in effect as originally written.

IN WITNESS WHEREOF, this Second Amendment is executed as of the 13th day of April, 2010.

SHIPPER: SWEPI LP

By:	/s/ Stephen Friedman
Name:	Stephen Friedman
Title:	Attorney-In-Fact

GATHERER: CENTERPOINT ENERGY FIELD SERVICES, INC.

By:	/s/ William H. May, Jr.
Name:	William H. May, Jr.
Title:	Sr. V.P.

EXHIBIT M